UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2008 (June 18, 2008)

CHINA WATER AND DRINKS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52812	20-2304161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 607, 6/F Concordia Plaza, 1 Science Museum Road, Tsmshatsui East, Kowloon, Hong Kong, People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

852-26202518
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Interim Chief Financial Officer

China Water and Drinks Inc. (the “Company”) has been operating with an interim Chief Financial Officer, Mr. Hu Wen Ding, since November 14, 2007.

With the assistance of Heckmann Corporation, a company with which the Company has entered into an Agreement and Plan of Merger dated May 19, 2008, the Company has commenced its search for, and identified, desirable candidates with significant finance, accounting and U.S. capital markets experience to serve as a permanent Chief Financial Officer.

The Company expects to appoint a permanent Chief Financial Officer at such time that an appropriate employment arrangement is reached between the Company and such permanent Chief Financial Officer, which the Company expects will occur in the third quarter of 2008.

Effective June 18, 2008, Mr. Hu Wen Ding resigned from his position as interim Chief Financial Officer of the Company. There were no disagreements between Mr. Hu and the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2008

CHINA WATER AND DRINKS INC.

By:	/s/ Xu Hong Bin
Name:	Xu Hong Bin
Title:	President